Exhibit 99.1

MEDIA AND INVESTOR CONTACT

Heather Worley, 214.932.6646

heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. PRICES COMMON STOCK OFFERING

DALLAS – November 28, 2016 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI) announced today that it has priced an underwritten public offering of 3.0 million shares of common stock to the public. The Company expects to close the sale of the shares of common stock on December 2, 2016, subject to customary closing conditions. The underwriters will have a 30-day option to purchase up to an additional 450,000 shares of common stock from the Company.

The Company expects gross aggregate proceeds of this offering, before expenses, of approximately $210.0 million, or $241.5 million if the underwriters exercise their option to purchase additional shares in full. Proceeds will be used to provide capital support for the growth of Texas Capital Bank, and for general corporate purposes.

The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. On November 28, 2016, the last reported sale price of the Company’s common stock was $73.15 per share.

BofA Merrill Lynch, J.P. Morgan and Morgan Stanley are serving as Joint Bookrunning Managers for this offering.

The Company has filed a registration statement (including a base prospectus) with the SEC for the common stock offering. Copies of the prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or e-mail: dg.prospectus_requests@baml.com, J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 1.866.803.9204, or Morgan Stanley, Attention Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and individual clients. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “goals,” “objectives,” “expect,” “intend,” “seek,” “likely,” “targeted,” “continue,” “remain,” “should,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

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